ENERGY TRANSFER EQUITY
REPORTS THIRD QUARTER RESULTS

Dallas - November 7, 2017 - Energy Transfer Equity, L.P. (NYSE:ETE) (“ETE” or the “Partnership”) today reported financial results for the quarter ended September 30, 2017.
ETE’s net income attributable to partners was $252 million for the three months ended September 30, 2017 compared to $209 million for the three months ended September 30, 2016. Distributable Cash Flow, as adjusted, for the three months ended September 30, 2017 was $271 million compared to $281 million for the three months ended September 30, 2016. The decrease in Distributable Cash Flow, as adjusted, is primarily driven by a reduction in incentive distributions as previously agreed to between ETE and Energy Transfer Partners, L.P. (“ETP”).  These incentive distribution waivers, the majority of which were originally provided to support ETP’s funding of its growth capital projects, are scheduled to reduce significantly as ETP’s projects are completed and ramp up in the near term.
The Partnership’s recent key accomplishments and other developments include the following:

•
In October 2017, ETE issued $1 billion aggregate principal amount of 4.25% senior notes due 2023. The $990 million net proceeds from the offering are intended to be used to repay a portion of the outstanding indebtedness under its term loan facility and for general partnership purposes.

•	In October 2017, ETE amended its existing senior secured term loan agreement to reduce the applicable margin for LIBOR rate loans from 2.75% to 2.0% and for base rate loans 1.75% to 1.0%.

•	In October 2017, ETE announced a $0.295 distribution per ETE common unit for the quarter ended September 30, 2017, or $1.18 per unit on an annualized basis.

•	As of September 30, 2017, ETE’s $1.5 billion revolving credit facility had $1.19 billion of outstanding borrowings and its leverage ratio, as defined by the credit agreement, was 3.45x.
The Partnership has scheduled a conference call for 8:00 a.m. Central Time, Wednesday, November 8, 2017 to discuss its third quarter 2017 results. The conference call will be broadcast live via an internet webcast, which can be accessed through www.energytransfer.com and will also be available for replay on the Partnership’s website for a limited time.
The Partnership’s principal sources of cash flow are derived from distributions related to its direct and indirect investments in the limited and general partner interests in Energy Transfer Partners, L.P. (“Post-Merger ETP”), including 100% of ETP’s incentive distribution rights, limited and general partner interests in Sunoco LP, as well as the Partnership’s ownership of Lake Charles LNG. In connection with the merger of Energy Transfer Partners, L.P. (“Legacy ETP”) and Sunoco Logistics in April 2017, the Legacy ETP Class H units were cancelled, and ETE now owns 27.5 million Post-Merger ETP Common Units (representing 2.5% of the total outstanding Post-Merger ETP common units). The Partnership’s primary cash requirements are for general and administrative expenses, debt service requirements and distributions to its partners.
Energy Transfer Equity, L.P. (NYSE:ETE) is a master limited partnership that owns the general partner and 100% of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE: ETP) and Sunoco LP (NYSE: SUN).  ETE also owns Lake Charles LNG Company. On a consolidated basis, ETE’s family of companies owns and operates a diverse portfolio of natural gas, natural gas liquids, crude oil and refined products assets, as well as retail and wholesale motor fuel operations and LNG terminalling. For more information, visit the Energy Transfer Equity, L.P. website at www.energytransfer.com.
Energy Transfer Partners, L.P. (NYSE: ETP) is a master limited partnership that owns and operates one of the largest and most diversified portfolios of energy assets in the United States. Strategically positioned in all of the major U.S. production basins, ETP owns and operates a geographically diverse portfolio of complementary natural gas midstream, intrastate and interstate transportation and storage assets; crude oil, natural gas liquids (NGL) and refined product transportation and terminalling assets;

NGL fractionation assets; and various acquisition and marketing assets.  ETP’s general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE). For more information, visit the Energy Transfer Partners, L.P. website at www.energytransfer.com.
Sunoco LP (NYSE: SUN) is a master limited partnership that operates 1,346 convenience stores and retail fuel sites and distributes motor fuel to 7,898 convenience stores, independent dealers, commercial customers and distributors located in 30 states. Our parent — Energy Transfer Equity, L.P. (NYSE: ETE) — owns SUN’s general partner and incentive distribution rights. For more information, visit the Sunoco LP website at www.sunocolp.com.
Forward-Looking Statements
This news release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnership’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.
The information contained in this press release is available on our website at www.energytransfer.com.

Contacts
Energy Transfer
Investor Relations:
Lyndsay Hannah, Brent Ratliff, Helen Ryoo
214-981-0795

Media Relations:
Vicki Granado
214-840-5820

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(unaudited)

	September 30, 2017	December 31, 2016
ASSETS

Current assets	$10,689	$6,985

Property, plant and equipment, net	59,267	53,253

Advances to and investments in unconsolidated affiliates	3,177	3,040
Other non-current assets, net	891	816
Intangible assets, net	6,195	5,489
Goodwill	5,161	5,170
Non-current assets held for sale	—	4,258
Total assets	$85,380	$79,011

LIABILITIES AND EQUITY

Current liabilities	$7,847	$7,277

Long-term debt, less current maturities	44,495	42,608
Long-term notes payable – related company	—	250
Non-current derivative liabilities	132	76
Deferred income taxes	5,027	5,112
Other non-current liabilities	1,218	1,055
Liabilities associated with assets held for sale	—	68

Commitments and contingencies

Preferred units of subsidiary	—	33
Redeemable noncontrolling interests	21	15

Equity:
Total partners’ deficit	(1,192)	(1,694)
Noncontrolling interest	27,832	24,211
Total equity	26,640	22,517
Total liabilities and equity	$85,380	$79,011

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per unit data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
REVENUES	$9,474	$7,705	$27,637	$21,227
COSTS AND EXPENSES:
Cost of products sold	7,078	5,776	21,028	15,430
Operating expenses	636	526	1,779	1,540
Depreciation, depletion and amortization	632	548	1,840	1,596
Selling, general and administrative	142	209	484	515
Total costs and expenses	8,488	7,059	25,131	19,081
OPERATING INCOME	986	646	2,506	2,146
OTHER INCOME (EXPENSE):
Interest expense, net	(505)	(474)	(1,471)	(1,336)
Equity in earnings of unconsolidated affiliates	92	49	228	205
Losses on extinguishments of debt	—	—	(25)	—
Impairment of investment in an unconsolidated affiliate	—	(308)	—	(308)
Losses on interest rate derivatives	(8)	(28)	(28)	(179)
Other, net	76	55	168	98
INCOME (LOSS) BEFORE INCOME TAX BENEFIT	641	(60)	1,378	626
Income tax benefit	(157)	(89)	(97)	(151)
INCOME FROM CONTINUING OPERATIONS	798	29	1,475	777
Income (loss) from discontinued operations, net of income taxes	6	12	(264)	24
NET INCOME	804	41	1,211	801
Less: Net income (loss) attributable to noncontrolling interest	552	(168)	508	39
NET INCOME ATTRIBUTABLE TO PARTNERS	252	209	703	762
General Partner’s interest in net income	1	—	2	2
Convertible Unitholders’ interest in income	11	2	25	3
Limited Partners’ interest in net income	$240	$207	$676	$757
INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT:
Basic	$0.22	$0.20	$0.64	$0.72
Diluted	$0.22	$0.19	$0.62	$0.71
NET INCOME PER LIMITED PARTNER UNIT:
Basic	$0.22	$0.20	$0.63	$0.72
Diluted	$0.22	$0.19	$0.61	$0.71
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING:
Basic	1,079.1	1,045.5	1,077.9	1,045.0
Diluted	1,148.3	1,100.7	1,147.3	1,071.3

ENERGY TRANSFER EQUITY, L.P.
SUPPLEMENTAL INFORMATION
(In millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Cash distributions from ETP associated with: (1)
Limited partner interest	$15	$3	$45	$8
Class H Units	—	92	—	263
General partner interest	4	8	12	24
Incentive distribution rights	431	346	1,204	1,012
IDR relinquishments, net of distributions on Class I Units (2)	(163)	(127)	(482)	(271)
Total cash distributions from ETP	287	322	779	1,036
Cash distributions from Sunoco LP	30	22	84	66
Total cash distributions from investments in subsidiaries	$317	$344	$863	$1,102

Distributable cash flow attributable to Lake Charles LNG:
Revenues	$49	$50	$148	148
Operating expenses	(6)	(4)	(15)	(13)
Maintenance capital expenditures	(1)	—	(1)	—
Selling, general and administrative expenses	—	(1)	(2)	(2)
Distributable cash flow attributable to Lake Charles LNG	$42	$45	$130	$133

Expenses of the Parent Company on a cash basis:
Selling, general and administrative expenses, excluding certain non-cash expenses	$2	$17	$19	72
Management fee to ETP (3)	—	24	5	72
Interest expense, net of amortization of financing costs, interest income, and realized gains and losses on interest rate swaps	87	78	251	235
Total Parent Company expenses	$89	$119	$275	$379

Cash distributions to be paid to the partners of ETE:
Distributions to be paid to limited partners (4)	$257	$241	$757	$721
Distributions to be paid to general partner	—	1	2	2
Total cash distributions to be paid to the partners of ETE	$257	$242	$759	$723

Common units outstanding — end of period	1,079.1	1,047.0	1,079.1	1,047.0
_________________

(1)
Following the merger of Legacy ETP and Sunoco Logistics in April 2017, the Post-Merger ETP partnership agreement contains distribution requirements consistent with those of Sunoco Logistics prior to the merger.

(2)
IDR relinquishments for the three months ended September 30, 2017 include the impact of incentive distribution reductions agreed to between ETE and Legacy ETP in addition to incentive distribution reductions previously agreed to between Legacy ETP and Sunoco Logistics.

(3)	ETE previously paid Legacy ETP certain fees for management services under agreements expired in the first quarter of 2017.

(4)
Includes distributions of $0.11 per common unit for the three months ended September 30, 2017 and 2016, and $0.33 per common unit for the nine months ended September 30, 2017 and 2016, to unitholders who elected to participate in a plan to forgo a portion of their future potential cash distributions on common units for a period of up to nine fiscal quarters, commencing with the distributions for the quarter ended March 31, 2016, and reinvest those distributions in ETE Series A convertible preferred units representing limited partner interests in the Partnership.
SUPPLEMENTAL INFORMATION
RECONCILIATION OF DISTRIBUTABLE CASH FLOW
(Dollars in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income attributable to partners	$252	$209	$703	$762
Equity in earnings related to investments in ETP and Sunoco LP	(310)	(333)	(908)	(1,065)
Total cash distributions from investments in subsidiaries	317	344	863	1,102
Amortization included in interest expense (excluding ETP and Sunoco LP)	2	3	7	9
Lake Charles LNG maintenance capital expenditures	(1)	—	(1)	—
Other non-cash (excluding ETP and Sunoco LP)	10	47	54	48
Distributable Cash Flow	270	270	718	856
Transaction-related expenses	1	11	8	51
Distributable Cash Flow, as adjusted	$271	$281	$726	$907

Distribution coverage ratio(1)	1.05x	1.16x	0.96x	1.25x

(1)
This press release and accompanying schedules include the non-generally accepted accounting principle (“non-GAAP”) financial measures of Distributable Cash Flow and Distributable Cash Flow, as adjusted. The Partnership’s non-GAAP financial measures should not be considered as alternatives to GAAP financial measures such as net income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

Distributable Cash Flow and Distributable Cash Flow, as adjusted. The Partnership defines Distributable Cash Flow and Distributable Cash Flow, as adjusted, for a period as cash distributions expected to be received in respect of such period in connection with the Partnership’s investments in limited and general partner interests, net of the Partnership’s cash expenditures for general and administrative costs and interest expense. The Partnership’s definitions of Distributable Cash Flow and Distributable Cash Flow, as adjusted, also include distributable cash flow from Lake Charles LNG to the Partnership. For Distributable Cash Flow, as adjusted, certain transaction-related expenses that are included in net income are excluded.
Distributable Cash Flow is a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay its unitholders. Due to cash expenses incurred from time to time in connection with the Partnership’s merger and acquisition activities and other transactions, Distributable Cash Flow, as adjusted, is also a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay its unitholders. Using these measures, the Partnership’s management can compute the coverage ratio of estimated cash flows for a period to planned cash distributions for such period.
Distributable Cash Flow and Distributable Cash Flow, as adjusted, are also important non-GAAP financial measures for our limited partners since these indicate to investors whether the Partnership’s investments are generating cash flows at a level that can sustain or support an increase in quarterly cash distribution levels. Financial measures such as Distributable Cash Flow and Distributable Cash Flow, as adjusted, are quantitative standards used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield (which in turn is based on the amount of cash distributions a partnership can pay to a unitholder). The GAAP measure most directly comparable to Distributable Cash Flow and Distributable Cash Flow, as adjusted, is net income attributable to partners.
Distribution Coverage Ratio. The Partnership defines Distribution Coverage Ratio for a period as Distributable Cash Flow, as adjusted, divided by total cash distributions expected to be paid to the partners of ETE in respect of such period.

SUPPLEMENTAL INFORMATION
FINANCIAL STATEMENTS FOR PARENT COMPANY

Following are condensed balance sheets and statements of operations of the Parent Company on a stand-alone basis.
BALANCE SHEETS
(In millions)
(unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Current assets	$66	$57
Property, plant and equipment, net	27	36
Advances to and investments in unconsolidated affiliates	6,031	5,088
Intangible assets, net	—	1
Goodwill	9	9
Other non-current assets, net	17	10
Total assets	$6,150	$5,201
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$82	$92
Long-term debt, less current maturities	6,684	6,358
Long-term notes payable – related companies	574	443
Other non-current liabilities	2	2
Commitments and contingencies
Total partners’ deficit	(1,192)	(1,694)
Total liabilities and partners’ deficit	$6,150	$5,201

STATEMENTS OF OPERATIONS
(In millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	$(3)	$(75)	$(25)	$(156)
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(88)	(81)	(257)	(244)
Equity in earnings of unconsolidated affiliates	343	367	1,012	1,166
Losses on extinguishments of debt	—	—	(25)	—
Other, net	—	(2)	(2)	(4)
NET INCOME	252	209	703	762
General Partner’s interest in net income	1	—	2	2
Convertible Unitholders' interest in income	11	2	25	3
Limited Partners’ interest in net income	$240	$207	$676	$757